UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2014

FLIKMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53337	27-1139744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hookele Street, Suite 102, Kahului, HI 96732
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(808) 893-2400

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule I3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.         Changes in Registrant’s Certifying Accountant

Effective as of September 27, 2014, FlikMedia, Inc., a Nevada corporation (the “Company”), dismissed Sadler, Gibb & Associates, LLC (“Sadler”) as the Company’s independent registered public accounting firm. The dismissal of Sadler was approved by the Company’s board of directors (“Board”).

The report of Sadler on the financial statements of the Company for the fiscal year ended May 31, 2014, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included an explanatory paragraph with respect to the Company’s ability, in light of its lack of revenues and history of losses, to continue as a going concern.

During the year ended May 31, 2014, and through September 27, 2014, there were no (a) disagreements (as defined in Item 304(a)(l)(iv) of Regulation S-K) with Sadler on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Sadler’s satisfaction, would have caused Sadler to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Sadler with a copy of the disclosures it is making in this Current Report on Form 8-K and has requested that Sadler furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. Such letter has not yet been received, but will be filed as an exhibit to this Current Report on Form 8-K by amendment.

Contemporaneous with the determination to dismiss Sadler, the Company engaged Lichter, Yu and Associates, Inc., (“Lichter”) as the Company’s independent registered public accounting firm for the year ending May 31, 2015, also to be effective immediately.

During the year ended May 31, 2014, and through September 27, 2014, neither the Company nor anyone on its behalf has previously consulted with Lichter regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Lichter concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2014, the Board determined to change the Company fiscal year from May 31 of each year, which was used in our most recent filing with the Securities and Exchange Commission, to one ending on December 31 of each year. The change to the Company’s fiscal year will not impact the Company’s calendar year results for the year ended May 31, 2014. Pursuant to the change, the reporting period from June 1, 2014 to December 31, 2014 (the “Transition Period”) will be disclosed and filed on Form 10-K. The Company believes this change to the fiscal year will provide numerous benefits, including aligning its reporting periods to be consistent with Flikdate, Inc., a Delaware corporation (“Flikdate”) acquired by the Company pursuant to the consummation of a reverse merger transaction dated July 25, 2014 and reported on Form 8-K as of August 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2014	FLIKMEDIA, INC.

	By:	/s/ Petra Grimm
Name: Petra Grimm
Title: Chief Financial Officer